                                                Exhibit 10.17

GERBER SCIENTIFIC, INC.

AND

PARTICIPATING SUBSIDIARIES

SUPPLEMENTAL PENSION BENEFIT PLAN

Amended and Restated

Effective January 1, 2005

Table of Contents

Page

ARTICLE 1	NAME, PURPOSE AND EFFECTIVE DATE	1

1.1	Name	1

1.2	Purpose	1

1.3	Effective Date	1

ARTICLE 2	DEFINITIONS	2

2.1	Definitions	2

(a)	“Accrued Benefit”	2

(b)	“Actuarial Equivalence Factors”	2

(c)	“Beneficiary”	2

(d)	“Change of Control”	2

(i)	Change in Ownership	2

(ii)	Change in Effective Control	3

(iii)	Sale of Assets	3

(e)	“Code”	3

(f)	“Company”	3

(g)	“Compensation”	3

(h)	“Deemed Election”	3

(i)	“Disabled”	4

(j)	“Election Date”	4

(k)	“Election Form”	4

(l)	“Employee”	4

(m)	“Individual Company”	4

(n)	“Normal Retirement Age”	4

(o)	“Participant”	4

(p)	“Pension Plan”	4

(q)	“Plan”	5

(r)	“Plan Administrator”	5

(s)	“Plan Year”	5

(t)	“Principal Company”	5

(u)	“Salary”	5

(v)	“Separation from Service”	5

(w)	“Top Hat Employee”	5

(x)	“Valid Election”	5

(y)	“Valuation Date”	5

(z)	“Vested”	5

(aa)	“Year of Service”	5

2.2	Usage	5

ARTICLE 3	ELIGIBILITY, PARTICIPATION, ACCRUED BENEFIT AND VESTING	6

3.1	Eligibility	6

3.2	Participation and Elections	6

3.3	Accrued Benefit	6

ARTICLE 4	BENEFITS; FORM AND TIME OF PAYMENT	7

4.1	Benefits	7

4.2	Form of Payments	7

4.3	Distribution	8

(a)	Time of Distribution	8

(b)	Separation from Service	9

(c)	Distribution Upon Disability or Death	9

(d)	Change in Election Requirements	10

(e)	Distribution Upon Death of a Participant Subsequent to Commencement of Benefit Payments	10

4.4	Effect on Pension Plan	10

4.5	Tax Withholding	10

4.6	Beneficiary Designation	10

ARTICLE 5	ADMINISTRATION; AMENDMENT AND TERMINATION	12

5.1	Plan Administrator	12

5.2	Amendment and Termination	12

5.3	Distributions Upon Termination	13

ARTICLE 6	CLAIMS PROCEDURE; DISPUTE RESOLUTION	15

6.1	Application for Benefits	15

6.2	Denial of Application	15

6.3	Review Panel	15

6.4	Request for Review	15

6.5	Decision on Review	15

6.6	Rules and Interpretations	16

6.7	Exhaustion of Remedies	16

6.8	Dispute Resolution	16

ARTICLE 7	MISCELLANEOUS PROVISIONS	17

7.1	Spendthrift Clause	17

7.2	Rights Against the Company	17

7.3	Unfunded Plan	17

7.4	Representations	18

7.5	Governing Law	18

7.6	Severability	18

7.7	Construction of Plan	18

7.8	Savings Clause	18

ARTICLE 8	EXECUTION	19

.

GERBER SCIENTIFIC, INC.

AND

PARTICIPATING SUBSIDIARIES

SUPPLEMENTAL PENSION BENEFIT PLAN

Amended and Restated

Effective January 1, 2005

ARTICLE 1

Name, Purpose and Effective Date

1.1 Name.  This Plan shall be known as the “Gerber Scientific, Inc. and Participating Subsidiaries Supplemental Pension Benefit Plan.”

1.2 Purpose.  The purpose of this Plan is to attract and retain in the employ of the Company officers and key, highly compensated salaried employees by increasing their financial security through the provision of additional retirement benefits that cannot be provided under the Gerber Scientific, Inc. and Participating Subsidiaries Pension Plan (the “Pension Plan”) due to the restrictions of Section 401(a)(17) or 415 of the Code or the exclusion of deferred compensation under the definition of Compensation in the Pension Plan.  This Plan is amended and restated effective January 1, 2005 to comply with the requirements of Section 409A of the Code.

1.3 Effective Date.  This amended and restated Plan shall be effective as of January 1, 2005.

   ARTICLE 2

Definitions

2.1 Definitions.  Capitalized terms not defined herein shall have the meanings attributed to them in the Pension Plan, unless the context requires otherwise.  When used in this Plan, the following terms shall have the meanings set forth below unless a different meaning is clearly required by the context:

(a) “Accrued Benefit” means, with respect to a Participant, the benefit of the Participant as determined in accordance with Section 4.1.

(b) “Actuarial Equivalence Factors” means, for purposes of converting one form of annuity to another form of annuity and for actuarial increase after age seventy and one-half (70½), an interest rate assumption of 9.00% and the 1984 Unisex Pension Mortality Table for both Participant and Beneficiary conversions.

(c) “Beneficiary” means any individual, trust, estate or other recipient who is entitled to receive death benefits under this Plan and who is designated as such by the Participant in the Beneficiary designation form or through an electronic or telephonic method approved by the Company (or by the Company’s designated agent).

(d) “Change of Control” means the occurrence of one of the following events:

(i) Change in Ownership.  A change in the ownership of the Company occurs on the date that any one person, or more than one person acting as a group, as defined below, acquires ownership or stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company.  However, if any one person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by such person or persons is not considered to cause a change in ownership of the Company (or to cause a change in the effective control of the Company, as defined in the next section).  An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph.  This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and such stock remains outstanding.

Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation.  If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition or stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(ii) Change in Effective Control.  A change in the effective control of the Company occurs only on one of the following dates:

(1) The date any one person, or more than one person acting as a group (as defined above) acquires (or has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company.

(2) The date a majority of the members of the Company’s Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election.

(iii) Sale of Assets.  A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group, as defined above, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately before such acquisition or acquisitions.  For this purpose gross fair market value means the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The additional rules specified in Treasury Regulation Section 1.409A-3(i)(5) shall apply for purposes of applying this Section 2.1(d).

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Company” means the Principal Company and an Individual Company, or any acquiring or new controlling entity which has assumed the obligations of this Plan with respect to its Employees, and unless the context shall require otherwise, it shall refer to the Individual Company by which the particular Participant or individual is then employed.

(g) “Compensation” means a Participant’s Salary and bonus, using total compensation, including deferred compensation, and without giving effect to pay or benefit limits.

(h) “Deemed Election” means an election established under this Plan for a Participant in the event that (i) a Compliant Election was not submitted by the Participant by the applicable Election Date, or (ii) an election was submitted in a timely manner but failed to be a Compliant Election and could not be corrected to be a Compliant Election by the applicable Election Date.  A Deemed Election shall meet the distribution timing requirements of Section 4.3.

(i) “Disabled” means (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

(j) “Election Date” means the date established by the Plan Administrator as the date before which a Participant must submit an Election Form to the Plan Administrator that meets all requirements to be an effective election (“Compliant Election”).  The applicable Election Date for new Participants in the Plan is a date no later than January 31st of the calendar year immediately following the calendar year in which such Participant first accrues a benefit under the Plan.  Notwithstanding the foregoing, a Participant may make his or her initial election under this Plan as to time and form of payment at any time prior to May 30, 2008.

(k) “Election Form” means the form established from time to time by the Plan Administrator that a Participant completes, signs, and returns (including by telephonic or electronic means) to the Plan Administrator to make an election under the Plan.

(l) “Employee” means any person employed by the Company or any member of the Affiliated Group as a common law employee.  A Leased Employee shall be considered an Employee.  A nonresident alien who receives no earned income from the Affiliated Group which constitutes income from sources within the United States shall not be an Employee.

(m) “Individual Company” means Gerber Scientific, Inc., Gerber Scientific International, Inc. or any other member of the Affiliated Group which shall assume the obligations of this Plan with respect to its Employees by signing an Agreement of Participation with the Principal Company and the Trustee.

(n) “Normal Retirement Age” shall have the same meaning as set forth in the Pension Plan, which is attainment of age 65.

(o) “Participant” means any Employee who is a Top Hat Employee and who is a Participant in the Pension Plan, including any Participant who is Disabled or a Participant who has experienced a Separation from Service (“Terminated Participant”), and whose benefits under the Pension Plan are reduced due to the application of Section 401(a)(17) or 415 of the Code, or the exclusion of deferred compensation under the definition of Compensation in the Pension Plan.

(p) “Pension Plan” means the Gerber Scientific, Inc. and Participating Subsidiaries Pension Plan, as of its original effective date and including any subsequent amendments thereto.  Following a Change of Control, “Pension Plan” also means any other defined benefit plan adopted by the Company.

(q) “Plan” means this Gerber Scientific, Inc. and Participating Subsidiaries Supplemental Pension Benefit Plan, amended and restated effective as of January 1, 2005, and including any subsequent amendments thereto.

(r) “Plan Administrator” means the person, persons, or entity serving as plan administrator of the Pension Plan.

(s) “Plan Year” means the twelve (12) month period beginning on each January 1.

(t) “Principal Company” means Gerber Scientific, Inc., and any acquiring or new controlling entity.

(u) “Salary” means a Participant’s Form W-2 wages paid by the Company for the Plan Year, excluding bonuses and other extraordinary forms of compensation, but including amounts deferred under any plan sponsored by the Company.

(v) “Separation from Service” means the termination of the Participant’s employment as an Employee of the Company and any division, subsidiary or affiliate thereof, including Separation from Service due to death, retirement or Disability.

(w) “Top Hat Employee” means an Employee who is a member of a select group of management or highly compensated Employees as determined by the Plan Administrator.

(x) “Valid Election” means, for a Participant, (i) a Compliant Election which meets the distribution limitations and requirements of Section 4.3, and is on file with the Plan Administrator, or (ii) a Deemed Election pursuant to Section 2.1(h).

(y) “Valuation Date” means the last day of each calendar month.

(z) “Vested” means that a Participant’s Accrued Benefit is non-forfeitable.  A Participant is Vested upon completing five (5) years of Vesting Service, attaining Normal Retirement Age, becoming qualified for early retirement or upon Disability.  A Participant is not Vested upon death unless the Participant has completed five (5) years of Vesting Service.

(aa) “Year of Service” means, for an Employee, any twelve (12) month period beginning with the day such Employee becomes a Participant as defined herein.

2.2 Usage.  The singular form of any word shall include the plural and the masculine gender shall include the feminine wherever necessary for the proper interpretation of this Plan.

ARTICLE 3
Eligibility, Participation, Accrued Benefit and Vesting

3.1 Eligibility.  If at the time a Participant or Beneficiary’s benefits commence or recommence under the Pension Plan, his or her benefits under the Pension Plan are reduced due to the application of the limitations set forth in Section 401(a)(17) or 415 of the Code, or to exclusion of deferred compensation under the definition of Compensation in the Pension Plan, such individual shall be entitled to participate and receive benefits under this Plan, in accordance with the terms hereof.

3.2 Participation and Elections. An Employee, after having been selected as eligible and notified by the Plan Administrator of his or her eligibility to participate in the Plan as a Top Hat Employee, shall complete and return to the Plan Administrator a duly executed Election Form no later than the applicable Election Date.  If the Participant fails to return an Election Form that constitutes a Compliant Election by the applicable Election Date, such Participant shall have a Deemed Election.

A Participant may make his or her initial election of a time and form of payment under this Plan at any time prior to May 30, 2008.

3.3 Accrued Benefit.  The Accrued Benefit of a Participant shall be a bookkeeping account only and the Plan Administrator is not in any way obligated to segregate assets for the benefit of any Participant.

       ARTICLE 4

Benefits; Form and Time of Payment

4.1 Benefits.  An eligible Participant or Beneficiary shall be entitled under this Plan to a benefit equal to the amount determined under the following formula:

(a) The Accrued Benefit to which the Participant or Beneficiary would be entitled under the Pension Plan if such benefits were computed without giving effect to the limitations imposed by Section 401(a)(17) or Section 415 of the Code, or exclusions of deferred compensation under the definition of Compensation in the Pension Plan, as now or hereafter in effect; less

(b) The Accrued Benefit to which the Participant or Beneficiary is entitled under the Pension Plan.

The Accrued Benefit so determined shall be subject to such adjustments as the Plan Administrator, from time to time, deems appropriate to reflect any changes in the level of benefits that can be provided under the Pension Plan due to the operation of the limitations imposed by Section 401(a)(17) or 415 of the Code.

4.2 Form of Payments.  Payment of an Accrued Benefit under this Plan shall be paid in cash and may be made in one of the following forms:

(a) One of the following forms of annuity:

(i) Single Life Annuity, which is a monthly benefit payable for the life of the Participant.  No amount will be paid to any person following the death of the Participant.

(ii) Ten (10) Year Certain Period Annuity, which is a monthly benefit payable for the life of the Participant with the first 120 monthly payments guaranteed.  If the Participant should die before the first 120 monthly payments are made, the portion of the 120 monthly payments unpaid upon the death of the Participant shall be paid to the Participant’s Beneficiary.

(iii) 50% Joint & Contingent Annuity, which is a monthly payment for the Participant’s life, and upon the Participant’s death, 50% of the monthly amount otherwise payable to the Participant will be paid to the Beneficiary for the Beneficiary’s life.

(iv) 75% Joint & Contingent Annuity, which is a monthly payment for the Participant’s life, and upon the Participant’s death, 75% of the monthly amount otherwise payable to the Participant will be paid to the Beneficiary for the Beneficiary’s life.

(v) 100% Joint & Contingent Annuity, which is a monthly payment for the Participant’s life, and upon the Participant’s death, 100% of the monthly amount otherwise payable to the Participant will be paid to the Beneficiary for the Beneficiary’s life.

Each form of annuity is actuarially equivalent to each other form of annuity and shall be treated as identical to each other form of annuity.  Consequently, a Participant may select a different annuity form of benefit at any time up to thirty (30) days preceding the date the benefit is scheduled to commence, so long as the benefit commencement date does not change.  In determining actuarial equivalence, the factors set forth in Section 2.1(b) shall be used.

(b) If the lump sum actuarial equivalent of a Participant’s Accrued Benefit does not exceed $15,000, any annuity election by the Participant shall be disregarded, and the Accrued Benefit shall be paid to the Participant or Beneficiary in a lump sum only at the same time such amount otherwise would be paid to the Participant under the terms of the Plan.  This Section 4.2(b) shall apply only if the lump sum payment results in the termination and liquidation of the entirety of the Participant’s interest under the Plan, including all agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Section 1.409A-1(c)(2) of the Treasury Regulations.

(c) A Participant for whom a Deemed Election is established under this Plan shall receive his or her Accrued Benefit in the form of a Single Life Annuity with 10 Years Guaranteed unless the provisions of Section 4.2(b) apply, in which case such Participant will receive a lump sum payment.

4.3 Distribution.

(a) Time of Distribution.  Distributions from this Plan may be made or commence only following Separation from Service of the Participant.  The Participant shall elect the benefit commencement date in a Compliant Election; provided, however, that no distribution may be paid or commence prior to the occurrence of the later of the following events:

(i) The first day of the month in which the Participant completes ten (10) years of Vesting Service (as defined in the Pension Plan); or

(ii) The first day of the month following the month in which the Participant attains age fifty-five (55).

Notwithstanding the foregoing, if a Participant elects a benefit commencement date of the first day of the month following the month in which the Participant attains age fifty-five (55) but, at the time the Participant attains age fifty-five (55) the Participant has not also completed ten (10) years of Vesting Service, then the Participant’s benefit shall not commence until the first day of the month following the month in which the Participant attains Normal Retirement Age.

Furthermore, no distribution may occur or commence later than the first day of the month following the month in which the Participant attains age seventy-five (75).

Notwithstanding the foregoing, except with respect to Disability or death, no distribution from this Plan due to Separation from Service shall be made or commence under this Plan earlier than the first day of the sixth month following the month in which the Participant’s Separation from Service occurs.

In the event a Participant fails to have a Compliant Election on file with the Plan Administrator, the Participant’s Accrued Benefit will be distributed in accordance with a Deemed Election.  Pursuant to the Deemed Election, the Participant’s Accrued Benefit will be distributed, or distribution shall commence, six (6) months following Separation from Service and no later than the latest of:

(i) The first day in the month following the date the Participant attains age fifty-five (55);

(ii) The first day of the month in which the Participant completes ten (10) years of Vesting Service (as defined in the Pension Plan); or

(iii) January 1, 2010, for Participants entering the Plan on or before May 30, 2008:  the January 1st that is at least 18 months after a Valid Election is required, for Participants entering the Plan on or after January 1, 2009.

In the event the last paragraph of Section 4.3(a) (six month delay before payments may begin for distributions other than distributions due to death or disability) applies to a distribution, and Section 4.2(b) (lump sum payment for small accounts) does not apply to the distribution, then once distributions begin, the Participant shall receive retroactive annuity payments, without interest, to make up for the six month delay in the starting date for such payments.

(b) Separation from Service.  Following Separation from Service of a vested Participant for any reason other than Disability or death, distribution of such Participant’s Accrued Benefit shall be in the form of annuity and at such time as specified on the Participant’s Valid Election.

Except with respect to distributions payable as a result of Disability, a Participant may change his or her Valid Election with respect to the benefit commencement date by submitting a revised Election Form.  Except as set forth in Section 4.2, any such change in election must meet the requirements specified in Section 4.3(d).

(c) Distribution Upon Disability or Death.  If a vested Participant separates from Service following death or becoming Disabled, then distribution of such Participant’s Accrued Benefit shall be in an annuity form, unless Section 4.2(b) applies, and at such time as specified on the Participant’s Valid Election.

If a vested Participant dies prior to the benefit start date and is survived by a Beneficiary, the Participant’s Beneficiary shall be entitled to an annuity determined and paid as follows:

(i) As if the Participant had terminated on the date of the Participant’s death, survived until the benefit commencement date stipulated under the Participant’s Valid Election, commenced payment in the form of a joint and survivor annuity or ten (10) year certain annuity, also as stipulated under the Participant’s Valid election, and died immediately after commencing benefits.  The Beneficiary shall receive a monthly pension benefit equal to the amount applicable to 50%, 75% or 100% joint and survivor annuity, as appropriate.  Payment of the survivor annuity will commence on the date specified in this Plan for payment of benefits.

(ii) If the Participant has elected a single life annuity, no amount will be paid to a Beneficiary after the Participant’s death.

If upon a Participant’s death, the lump sum actuarial equivalent of the Participant’s Accrued Benefit does not exceed $15,000, then, pursuant to Section 4.2(b), the Beneficiary will receive the Accrued Benefit in the form of a lump sum.

(d) Change in Election Requirements.  A Participant who elects to change the timing of his or her Valid Election must comply with the following requirements with respect to such change in election.  No election changes are permitted for payments made as a result of Disability or death.

(i) The Election Form must be submitted to the Plan Administrator not less than twelve (12) months before the date the first annuity payment is scheduled to be paid;

(ii) The change shall not become effective until at least twelve (12) months after the date on which the change in election is made;

(iii) The payment for which such change is to be effective must be delivered for a period of not less that five (5) years from the date the first annuity payment is scheduled to be paid;

(iv) The new payment date may not be later than the first day of the month following the Participant’s seventy-fifth (75th) birthday; and

If the requirement of this Section 4.3(d) are not met, the election change request will not be effective and the Participant’s Valid Election will remain in effect.

(e) Distribution Upon Death of a Participant Subsequent to Commencement of Benefit Payments.  In the event of the death of a Participant subsequent to commencement of benefit payments hereunder but prior to completion of all payments, the annuity shall continue to be paid, if applicable, to the designated Beneficiary in accordance with the terms of the annuity.

4.4 Effect on Pension Plan.  Any benefit payable under the Pension Plan shall be paid solely in accordance with the terms and provisions thereof, and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Pension Plan.

4.5 Tax Withholding.  All benefits payable under this Plan shall be subject to applicable federal, state and local income, payroll and estate tax withholding requirements and all other applicable deductions required by this Plan or by law.

4.6 Beneficiary Designation.

(a) A Participant shall designate a Beneficiary to receive benefits under the Plan on the Election Form provided by the Plan Administrator.  If more than one Beneficiary is named, the share and/or precedence of each Beneficiary shall be indicated.  A Participant shall have the right to change the Beneficiary by submitting to the Plan Administrator a new Election Form.

(b) If the Plan Administrator has any doubt as to the proper Beneficiary to receive payments hereunder, the Plan Administrator shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Plan Administrator, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment.

(c) In making any payments to or for the benefit of any minor or an incompetent Beneficiary, the Plan Administrator, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of such minor or court-appointed committee of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides.  The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Company.  Neither the Company nor the Plan Administrator shall have any responsibility to see to the proper application of any payments so made.

(d) If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s surviving spouse shall be deemed to be the Participant’s designated Beneficiary.  If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the Participant’s surviving children.  If the Participant has no surviving spouse or surviving children, the benefits remaining under the Plan shall be payable to the Participant’s executor or the personal representative of the Participant’s estate.

ARTICLE 5

Administration; Amendment and Termination

5.1 Plan Administrator.  The Plan Administrator shall administer this Plan and shall have, exercise and perform with respect to this Plan all the powers, rights, authorities and duties of the Plan Administrator set forth in this Plan with the same effect as if set forth in full herein.  The interpretation and construction of any provisions of the Plan by the Plan Administrator and his exercise of any discretion granted under the Plan shall be binding and conclusive on all persons who at any time have or claim to have any interest whatever under this Plan.  The Plan Administrator has exclusive discretion and authority to establish rules, forms and procedures for the administration of the Plan, and to construe and interpret the Plan and to resolve any ambiguities, decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan and the amount of benefits paid under the Plan.  The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all Participants, Beneficiaries, assigns and successors.

5.2 Amendment and Termination.  Except as otherwise set forth in this Section 5.2, the Principal Company shall have the right to amend or terminate the Plan at any time and from time to time by resolution of the Board of Directors.  Notwithstanding the foregoing, no amendment or termination shall (i) adversely affect the right of any Participant or Beneficiary who was previously receiving benefits under this Plan to continue to receive the benefits to which he or she was entitled prior to such amendment or termination, or (ii) deprive any Participant or Beneficiary of the benefits, if any, under this Plan as in effect prior to such amendment or termination attributable to benefits accrued under the Pension Plan as of the day preceding the amendment or termination.  Notwithstanding the foregoing, if a Change of Control, as defined in this Section 5.2, occurs, the Principal Company shall cease to have the right to amend or terminate the Plan, and Gerber Scientific, Inc. hereby agrees that in the event that it enters into a transaction that results in a Change of Control, as defined in this Section 5.2, it will obtain the agreement of the acquiring or new controlling entity to adopt the Plan and abide by the terms of this Section 5.2; provided however, that if the Pension Plan is terminated following a Change of Control, as defined in this Section 5.2, and another defined benefit plan is not adopted, the Principal Company shall have the right to terminate the Plan to the extent that such termination does not (i) adversely affect the right of any Participant or Beneficiary who was previously receiving benefits under this Plan to continue to receive the benefits to which he or she was entitled under Article 4 prior to such termination, or (ii) deprive any Participant or Beneficiary of the benefits, if any, under Article 4 as in effect prior to such termination attributable to benefits accrued under the Pension Plan as of the day preceding the termination.  For purposes of this Section 5.2 only, Change of Control means (i) the acquisition by any person (including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”) but excluding the Company or any of its subsidiaries or any person who or which was the beneficial owner on the date the Board adopts the Plan, as reflected in a Schedule 13D or a Schedule 13G filed with the Securities and Exchange Commission as of such date, of more than 6% of the combined voting power of the Company’s then outstanding voting securities) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) the first purchase of Common Stock of the Company pursuant to a tender offer or an exchange offer, other than an offer by the Company or any of is subsidiaries; or (iii) approval by shareholders of the Company of a merger, consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

5.3 Distributions Upon Termination. A Participant’s Accrued Benefit shall be distributed upon Plan termination (i) in a single lump sum, if the lump sum actuarial equivalent of the Accrued Benefit does not exceed $15,000, or in an annuity, as elected by the Participant (if no election, distribution shall be in a single life annuity), and (ii) in an amount equal to the value of the Participant’s Accrued Benefit as of the Valuation Date coinciding with or next following the termination of the Plan if the Plan termination meets the requirements set forth below.  Such distribution upon Plan termination shall comply with the following rules, as well as with the requirements of Section 1.409A-3(j)(4)(ix) of the Treasury Regulations.

(a) The Company terminates and liquidates the Plan within twelve (12) months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participants’ gross incomes in the latest of the following years (or if earlier, the taxable year in which the amount is actually or constructively received):

(i) The calendar year in which the Plan termination and liquidation occurs;

(ii) The first calendar year in which the amount is no longer subject to a substantial risk of forfeiture;

(iii) The first calendar in which the payment is administratively practicable.

(b) The Company terminates and liquidates the Plan pursuant to irrevocable action taken by the Company within the thirty (30) days preceding or the twelve (12) months following a Change of Control and all agreements, methods, programs, and other arrangements sponsored by the Company immediately after the time of the Change of Control with respect to which deferrals of compensation are treated as having been deferred under a single plan under Section 1.409A-1(c)(2) of the Treasury Regulations are terminated and liquidated with respect to each Participant who experienced the Change of Control, so that under the terms of the termination and liquidation all such Participants are required to receive all amounts of compensation deferred under the terminated agreements, methods, programs and other arrangements within twelve (12) months of the date the Company irrevocably takes all necessary action to terminate and liquidate the agreements, methods, programs and other arrangements.  If the Change of Control results from an asset purchase transaction, the entity with the discretion to liquidate and terminate the agreements, methods, programs and other arrangements is the entity that is primarily liable immediately after the transaction for the payment of the deferred compensation; or

(c) The Company’s termination and liquidation of the Plan, provided that:

(i) The termination and liquidation of the Plan does not occur proximate to a downturn in the financial health of the Company;

(ii) The Company terminates and liquidates all agreements, methods, programs and other arrangements sponsored by the Company that would be aggregated with any terminated and liquidated agreements, methods, programs and other arrangements under Section 1.409A-1(c) of the Treasury Regulations if the same Participant had deferrals of compensation under all of the arrangements, methods, programs and other arrangements that are terminated and liquidated;

(iii) No payments in liquidation of the Plan are made within twelve (12) months of the date the Company takes all necessary actions to irrevocably terminate and liquidate the Plan other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred;

(iv) All payments are made within twenty-four (24) months of the date the Company takes all necessary actions to irrevocably terminate and liquidate the Plan; and

The Company does not adopt a new plan that would be aggregated with any terminated and liquidated plan under Section 1.409A-1(c) of the Treasury Regulations if the same Participant participated in both plans, at any time within three years following the date the Participant takes all necessary action to irrevocably terminate and liquidate the Plan.

        ARTICLE 6

Claims Procedure; Dispute Resolution

6.1 Application for Benefits.  Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) shall be submitted to the Plan Administrator in writing.  An application for benefits shall be submitted on the prescribed form and shall be signed by the Participant or, in the case of a benefit payable after his or her death, by his or her Beneficiary.

6.2 Denial of Application.  In the event that an application for benefits is denied in whole or in part, the Plan Administrator shall notify the applicant in writing of the denial and of the right to a review of the denial.  The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan.  The written notice shall be given to the applicant within a reasonable period of time (not more than ninety (90) days) after the Plan Administrator received the application, unless special circumstances require further time for processing and the applicant is advised of the extension.  In no event shall the notice be given more than one hundred eighty (180) days after the Plan Administrator received the application.

6.3 Review Panel.  The Plan Administrator shall from time to time appoint a Review Panel that shall consist of three individuals who may, but need not, be Employees.  The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits or a determination of benefit rights.

6.4 Request for Review.  An applicant whose application for benefits was denied in whole or in part, or the applicant’s duly authorized representative, may appeal from the denial by submitting to the Review Panel a request for a review of the application within ninety (90) days after receiving written notice of the denial from the Plan Administrator.  The Review Panel shall provide the applicant or his or her representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review.  The request for a review shall be in writing and addressed to the Review Panel.  The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request, and any other matters that the applicant deems pertinent.  The Review Panel may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

6.5 Decision on Review.  The Review Panel shall act on each request for a review within sixty (60) days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension.  In no event shall the decision on review be rendered more than 120 days after the Review Panel received the request for a review.  The Review Panel shall give prompt written notice of its decision to the applicant and to the Employer.  In the event that the Review Panel confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

6.6 Rules and Interpretations.  The Review Panel shall adopt such rules, procedures and interpretations of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this Article 6.  The Review Panel shall have the exclusive discretion and authority to establish rules, forms and procedures for the review of denied claims under this Article 6, to construe and interpret the Plan, to resolve any ambiguities, and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the review of denied claims.  Decisions of the Review Panel shall be final and binding on all persons.

6.7 Exhaustion of Remedies.  No dispute resolution procedure for benefits under the Plan shall be initiated unless and until the claimant (i) has submitted a written application for benefits, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application, and (iv) has been notified in writing that the Review Panel has affirmed the denial of the application; provided, however, that dispute resolution procedures may be initiated after the Plan Administrator or the Review Panel has failed to take any action on the claim within the times prescribed in this Article 6.

6.8 Dispute Resolution.  All disputes as to the proper amount and/or terms of any payment under this Plan, which are not resolved in accordance with the provisions set forth above in this Article 6, shall be resolved conclusively by an independent certified public accounting firm or an enrolled actuary selected by the Company as promptly as reasonably possible after receipt by the Company of a written notice from a Participant or Beneficiary setting forth the nature of the dispute.  All other controversies or claims arising out of or relating to this Plan (including the question whether any particular matter is arbitrable hereunder), shall be settled by binding arbitration in the State of Connecticut, in accordance with the Rules of the American Arbitration Association then in force.  As a condition of the receipt of benefits under this Plan, all potential Participants and Beneficiaries shall abide by all awards rendered in such arbitration proceedings and all such awards may be filed by the prevailing party with a court having proper jurisdiction as a basis for judgment and the issuance of execution thereon.  All costs of any such arbitration shall be borne by the Company; provided, however, that each party shall bear its own legal fees and expenses in connection therewith.

               ARTICLE 7

Miscellaneous Provisions

7.1 Spendthrift Clause.  Except insofar as prohibited by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Company.  Neither the Participant, spouse, nor designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify, or otherwise encumber in advance of any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, or alimony maintenance, owed by the Participant or Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

7.2 Rights Against the Company.  The establishment of this Plan shall not be construed as giving to any Participant, Employee or any person whomsoever, any legal, equitable or other rights against the Company, or its officers, directors, agents or shareholders, except as specifically provided for herein, or its giving to any Participant or Beneficiary any equity or other interest in the assets, business or shares of the Company or giving any Employee the right to be retained in the employment of the Company.  All Employees and Participants shall be subject to discharge to the same extent that they would have been if this Plan had never been adopted.  Subject to the rights of the Company to terminate this Plan or any benefit hereunder, the rights of a Participant or Beneficiary hereunder shall be solely those of an unsecured creditor of the Company.

7.3 Unfunded Plan.  It is the Company’s intention that this Plan be a top hat plan, defined as an unfunded plan maintained primarily for the purpose of providing deferred compensation for Top Hat Employees, as provided in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended from time to time.  The Company shall restrict participation to those Employees who qualify as Top Hat Employees.  The Company may establish and fund one or more trusts for the purpose of paying some or all of the benefits promised to Participants and Beneficiaries under the Plan; provided, however, that (a) any such trust(s) shall at all times be subject to the claims of the Company’s general creditors in the event of the insolvency or bankruptcy of the Company, and (b) notwithstanding the creation or funding of any such trust(s), the Company shall remain primarily liable for any obligation hereunder.  Notwithstanding the establishment of any such trust(s), the Participants and Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of any such trust or of the Company.  Benefits paid to the Participant from any such trust shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.  Notwithstanding the establishment of a trust, the Company reserves the right at any time and from time to time to pay benefits to Participants or their beneficiaries in whole or in part from sources other than the Trust.

The Company’s obligations under this Plan shall be an unfunded and unsecured promise to pay.  The Company shall not be obligated under any circumstances to fund its financial obligations under this Plan.

7.4 Representations.  The Company and the Plan Administrator shall be discharged from any liability in acting upon any representation by an Employee or Beneficiary of any fact affecting his status under this Plan or upon any notice, request, consent, letter, telegram, or other document believed by them, or any of them, to be genuine, and to have been signed or sent by the proper person.

7.5 Governing Law.  The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the state of Connecticut, without regard to its otherwise applicable principles of conflicts of laws, to the extent not preempted by the laws of the United States.

7.6 Severability.  In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegal or invalid provision shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

7.7 Construction of Plan.  The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan.

7.8 Savings Clause.  This amended and restated Plan is intended to comply with Section 409A of the Code and regulations and guidance issued thereunder.  The Plan shall be administered and interpreted consistent with the requirements of Section 409A of the Code and regulations and guidance issued thereunder even where such requirements are inconsistent with the specific terms of this Plan.

               ARTICLE 8

Execution

In Witness Whereof, the parties have executed this amended and restated Plan as of the 12th day of May, 2008.

                                  Gerber Scientific, Inc.

                               Witness:  Tracy L. Chartier                                                                           By:  /s/  William V. Grickis, Jr.

                                   /s/  Tracy L. Chartier                                                                 Name:  William V. Grickis, Jr.

                                  Title:  Senior Vice President, General
                                     Counsel and Secretary